Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of
Absolute Shares Trust

In planning and performing our audit of the financial statements of Absolute Shares Trust (the "Trust") as of and for the year ended June 30, 2016, in  accordance  with  the  standards  of  the  Public  Fund Accounting Oversight  Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for  designing our auditing procedures for the purpose of expressing our opinion on  the  financial statements and to comply with the requirements of Form N-SAR, but  not  for  the  purpose of expressing an opinion on the effectiveness of the Trust's internal  control  over  financial reporting. Accordingly, we express no such opinion.

The  management  of  the  Trust  is  responsible for establishing and maintaining effective   internal  control  over  financial  reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial  reporting  is  a  process  designed  to  provide reasonable assurance regarding  the  reliability  of  financial  reporting  and  the  preparation  of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes  those  policies  and procedures that (1) pertain to the maintenance of records that, in  reasonable  detail,  accurately  and  fairly  reflect  the transactions  and dispositions of the assets of the company; (2) provide reasonable assurance  that  transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of  the company are being made only in accordance with authorizations of management and  directors  of  the  company;  and  (3)  provide reasonable assurance regarding prevention  or  timely detection of unauthorized acquisition, use or disposition of  a  company's  assets  that  could  have  a  material  effect  on  the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or  operation of a control does not allow management or employees, in the normal course   of   performing   their   assigned  functions,  to  prevent  or  detect misstatements  on  a  timely  basis.  A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration  of  the Trust's internal control over financial reporting was for the  limited  purpose  described  in  the  first  paragraph  and  would not necessarily disclose all deficiencies in internal control that might be material weaknesses   under  standards  established  by  the  Public  Company  Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of June 30, 2016.
This report is intended solely for the information and use of management and the Board of Trustees of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
Short Hills, New Jersey
August 25, 2016